                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by registrant  X
Filed by a party other than the registrant
Check the appropriate box:
    Preliminary proxy statement
X   Definitive proxy statement
    Definitive additional materials
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Vitafort International Corporation
                      ----------------------------------
               (Name of Registrant as Specified in its Charter)
                      Vitafort International Corporation
                      ----------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

X   No fee required.
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
4)  Proposed maximum aggregate value of transaction:
5)  Total fee paid:

Fee paid previously with preliminary materials:

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:
2)  Form, schedule or registration statement No.:
3)  Filing party:
4)  Date filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                  NOTICE OF ACTION OF STOCKHOLDERS BY WRITTEN
                    CONSENT IN LIEU OF STOCKHOLDERS MEETING

Dear Fellow Stockholders:

          On behalf of the Board of Directors and Management of Vitafort International Corporation (the "Company"), I urge you to consider and act upon the following proposals which the Board of Directors recommends that stockholders approve by written Consent in Lieu of a Stockholder's Meeting. To amend the Certificate of Incorporation of the Company to change the change the name of the Company from "Vitafort International Corporation" to "Visionary Holdings, Inc."

          Only stockholders of record at the close of business on March 21, 2000 (the "Record Date"), will be requested to give their consent. To be effective, executed consents must signed dated and received at the office of the Company or its Transfer Agent. While there is no specific deadline for the giving of consents, the Company does not intend to seek consents for a period in excess of sixty days from the first use of this Consent Statement. Any Stockholder who signs a written consent may revoke it by a written revocation delivered to the President of the Company at its offices on or before the such time as the consents of the holders of a majority of the issued and outstanding shares has
been received by the Company.   There will not be a meeting at which
Stockholders may vote in person. If the proposed action is approved by the written consent of the holders of the requisite number of shares of Common Stock, then the Company will file a Certificate of Amendment to its Certificate of Incorporation to effect the name change and shareholders will be advised by the issuance of a press release (or if management deems it advisable, by a mailing to shareholders relating to the change of name). The address of the Company is: Vitafort International Corporation, 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 JOHN COPPOLINO,
                                 PRESIDENT
                                 April  27, 2000


YOUR CONSENT IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR CONSENT PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE APPROVAL OF THE PROPOSED CORPORATE ACTIONS BY THE CONSENT OF THE MAJORITY OF THE ISSUED AND OUTSTANDING SHARES MAY BE ASSURED. THE PROMPT RETURN OF YOU CONSENT WILL ALSO AID THE COMPANY IN REDUCING THE EXPENSE OF CONSENT SOLICITATION, THE GIVING OF SUCH CONSENT DOES NOT AFFECT YOUR RIGHT TO CHANGE YOUR VOTE BY REVOKING YOUR CONSENTS IN A SUBSEQUENT WRITING IN ADVANCE OF THE DATE WHEN THE REQUISITE NUMBER OF CONSENTS HAS BEEN RECEIVED BY THE COMPANY.

                      Vitafort International Corporation
                     1800 Avenue of the Stars - Suite 480
                         Los Angeles, California 90067


                               CONSENT STATEMENT

     Stockholder Consents are being solicited by the Board of Directors of Vitafort International Corporation (the "Company") for use in connection with the taking of an action of Stockholders by Written Consent in Lieu of a Meeting. This Consent Statement and form of Consent are being sent to certain
stockholders on or about April 27, 2000.   If the proposed action is approved by
the written consent of the holders of the requisite number of shares of Common Stock, then the Company will file a Certificate of Amendment to its Certificate of Incorporation to effect the name change and shareholders will be advised by the issuance of a press release (or if management deems it advisable, by a mailing to shareholders relating to the change of name).

     As of March 21, 2000 there were 22,261,715 outstanding shares of Common Stock, which is the only outstanding class of securities of the Company entitled to give consent to this proposed action. Each outstanding share of Common Stock is entitled to one vote on the matter to be voted upon.

     Properly executed Consents will be voted in accordance with the instructions indicated in such Consents. If no instructions are indicated, such Consents will be voted in favor of the proposal to amend the Company's Certificate of Incorporation to change the name of the Company from "Vitafort International Corporation" to "Visionary Holdings, Inc.".

     Any Consents given pursuant to this solicitation may be revoked at any time prior to the Company receiving Consents from the holders of a majority of the issued and outstanding shares of Common Stock, by delivery to the President of the Company of a written notice of revocation.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned on March 21, 2000 by (i) each person who is known by the Company to own beneficially or exercise voting or dispositive control over 5% or more of the Company's Common Stock, (ii) each of the Company's Directors and (iii) all executive officers and Directors as a group. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws:

Name and Address                                Number of Shares
of Beneficial Owner                              of Common Stock         Percentage of
Identity of Group                              Beneficially Owned    Beneficial Ownership
-------------------                            ------------------    --------------------

Mark Beychok (1)                                    2,087,292 (2)              9.4%

John Coppolino (1)                                    908,750 (3)              4.1%

Benjamin Tabatchnick (1)                              375,000 (4)              1.7%

Valerie A. Broadbent (1)                              325,000 (5)              1.4%

Fred Rigaud (1)                                       125,000 (6)               .5%

Terra Listed, Ltd.                                  7,813,795 (7)             35.0%

All directors and officers as a group.
(5 persons) (2)(3)(4)(5) and (6)                    3,821,042                 17.1%

(1) The address of these persons is 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

(2) Includes (i) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share expiring on September 15, 2003; (ii) 130,625 shares underlying a currently exercisable option, expiring December 16, 2003, which has an exercise price of $0.10 per share; (iii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.10 which expires on June 16, 2005; (iv) 100,000 shares underlying a currently exercisable option with an exercise price of $.10 which expires on December 31, 2005; (v) 450,000 shares underlying a currently exercisable option with an exercise price of $0.10 per share expiring September 1, 2005; (vi) 166,667 shares underlying a currently exercisable option with an exercise price of $.25 per share, expiring October 21, 2004, and does not include 333,333 shares underlying options which are not currently exercisable, expiring October 21, 2004; (vii) 450,000 shares underlying a currently exercisable option with an exercise price of $.25 per share, expiring October 21, 2004, and does not include 450,000 shares underlying options which are not currently exercisable, expiring October 21, 2004; and
(viii) 590,000 shares currently issued through the exercise of options.

(3) Includes (i) 188,750 shares underlying a currently exercisable option with an exercise price of $0.10 per share expiring on September 1, 2002; (ii) 125,000 shares underlying a currently exercisable option with an exercise price of $.25 per share expiring on October 21, 2004, and does not include 250,000 shares underlying an option with an exercise price of $0.25 per share, which are not currently exercisable, expiring October 21, 2004; and (iii) 375,000 shares underlying a currently exercisable option with an exercise price of $.25 per share expiring October 21, 2004, and does not include 375,000 shares underlying an option with an exercise price of $0.25 per share, which are not currently exercisable, expiring October 21, 2004; and (iv) 220,000 shares currently issued through the exercise of options.

(4) Includes (i) 125,000 shares underlying a currently exercisable option with an exercise price of $0.25 per share granted in 1999, which expires October 21, 2004; and (ii) 250,000 shares issued through the exercise of options at $.10 per share in 1999. It does not include (iii) 250,000 shares underlying an option, which are not currently exercisable, with an exercise price of $.25 per share expiring October 21, 2004.

(5) Includes (i) 25,000 shares underlying a currently exercisable option with an exercise price of $0.085 per share, expiring on January 29, 2003; (ii) 50,000 shares underlying a currently exercisable option with an exercise price of

$0.33 expiring on July 1, 2004; (iii) 100,000 shares with a currently exercisable price of $0.25 per share expiring on October 21, 2004; (iv) and 100,000 shares with a currently exercisable price of $0.25 per share expiring on October 21, 2004; (v) 50,000 shares issued through the exercise of options. It does not include: (vi) 50,000 shares underlying an option with an exercise price of $.33 per share, which are not currently exercisable, expiring July 1, 2004 and (vii) 100,000 shares underlying an option with an exercise price of $.25, which are not currently exercisable, expiring October 21, 2004.

(6) Includes (i) 75,000 shares underlying a currently exercisable option with an exercise price of $.25 per share expiring October 21, 2002; (ii) 50,000 shares issued through the exercise of options. It does not include 75,000 shares underlying an option with an exercise price of $.25 per share, which are not currently exercisable, expiring October 21, 2002.

(7) The number of shares beneficially owned is based on the most recent communication with the shareholder. Includes 2,000,000 shares which are subject to redemption by the Company pursuant to an agreement. See "Certain Relationships and Related Transactions."


                                   PROPOSAL
                                   --------

 TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF
 ------------------------------------------------------------------------------
      THE COMPANY FROM "VITAFORT INTERNATIONAL CORPORATION" TO "VISIONARY
      -------------------------------------------------------------------
                                HOLDINGS, INC."
                                ---------------

     The only amendment to the Charter will be to change the Company's corporate name from "Vitafort International Corporation" to "Visionary Holdings, Inc." After this amendment is effective, Article FIRST of the Charter will read in its entirety as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is Visionary Holdings, Inc."

     The name change is being made to help create a corporate identity that is tied to the business the Company is developing, which is developing and marketing low fat and fat free snack foods and manufacturing and distributing snack foods for its affiliate Hollywood Partners, Inc. The name change is also being made to clearly distinguish the Company's current business from its former business. Also, the Company has conducted much of its business during the past year through its subsidiary "Visionary Brands, Inc." which is a Nevada corporation and many of the Company's customers identify the Company with its "Visionary Brands" name. Any future acquisitions or divisions of the Company are likely to be operated through separate subsidiaries and the Company will, in effect, be a holding company for these various subsidiaries. Accordingly, management believes that the proposed name change will prove beneficial and is in the interest of the Company and its shareholders.

     The name change will not affect the validity of currently outstanding stock certificates. The Company's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to the Company or its transfer agent for exchange.

     The foregoing summary description of the proposed amendment to the Company's Certificate of Incorporation is not intended to be complete and is qualified in its entirety by reference to the complete text of the proposed amendment attached to this Consent Statement as Exhibit "A."

Vote Required for Approval
--------------------------
     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. If the amendment is not approved, the Company's name will continue to be "Vitafort International Corporation".

Board of Director's Recommendation
----------------------------------

     The Board of Directors believes that the proposal to amend the Certificate of Incorporation to change the name of the Company from "Vitafort International Corporation" to "Visionary Holdings, Inc." is in the best interests of the Company. Accordingly, the Board recommends that stockholders vote in favor of the proposed amendment of the Company's Certificate of Incorporation.

                                 OTHER MATTERS

                     Submission of Shareholder's Proposals

     Shareholders are advised that any proposals they may wish to submit for presentation at next year's Annual Meeting for inclusion in the Company's proxy statement and form of proxy for such meeting must be received by the Company on or before June 1, 2000.

                                   Form 10-K

     UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT A MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999. REQUESTS SHOULD BE MAILED TO JOHN COPPOLINO, VITAFORT INTERNATIONAL CORPORATION, 1800 AVENUE OF THE STARS - SUITE 480, LOS ANGELES, CALIFORNIA 90067.

                           Solicitation of Consents

     The cost of solicitation of Consents in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send consents and consent solicitation material to their principals, and the Company may reimburse them for any attendant expenses.

     In order to ensure the adoption of the proposed action, all stockholders who receive this Consent Statement are requested to sign and return promptly the enclosed Consent in the postage paid envelope provided for that purpose.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       John Coppolino, President

                                       April 27, 2000

                                   EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                      VITAFORT INTERNATIONAL CORPORATION

                            Pursuant to Section 242
                        of the General Corporation Law
                           of the State of Delaware

     VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies as follows:

     FIRST: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

          Paragraph 1 of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read as follows:

     "FIRST: The name of the corporation (hereinafter called the "Corporation") is Visionary Holdings, Inc."

     SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the holders of at least a majority of the outstanding shares entitled to vote by their giving written consent thereto in accordance with Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Secretary this ______ day of _______, 2000.

                                      VITAFORT INTERNATIONAL CORPORATION


                                      _________________________________________
                                      John Coppolino, President


                                      _________________________________________
                                      Valerie A. Broadbent, Secretary

                    WRITTEN CONSENT OF THE SHAREHOLDERS OF
                      VITAFORT INTERNATIONAL CORPORATION

     Unless otherwise indicated below, the undersigned, being a stockholder of record of shares of common stock of Vitafort International Corporation (the "Company"), and in the aggregate the holders of record of a majority of the issued and outstanding shares of common stock of the Company, do(es) hereby consent in writing to the adoption of the following resolution and to the taking of all action required or permitted thereby:

          RESOLVED, that the Certificate of Incorporation of Vitafort International Corporation be amended to change the name of the Company from "Vitafort International Corporation" to
        "Visionary Holdings, Inc."

        [ ] CONSENTS        [ ] DOES NOT CONSENT        [ ] ABSTAINS

     This written consent may be signed in counterparts all of which taken together shall constitute the consent of the holders of a majority of the issued and outstanding shares of common stock of Vitafort International Corporation.


                              ________________________________________



                              ________________________________________
                               Joint Owner signs (if applicable)



                              Date: ___________________________________


Please sign your name(s) exactly as it (they) appear on your stock certificates, in the case of joint ownership, both owners must sign. If no indication is made, the consent will be counted as being in favor of the proposal.

SHAREHOLDERS MAY ALSO WITHHOLD THEIR CONSENT BY NOT SIGNING AND NOT RETURNING THIS CONSENT.